SUBSIDIARIES OF MDU RESOURCES GROUP, INC.

                                 December 31, 1996


                                                                State or Other
                                                                 Jurisdiction
                                                                   in Which
                                                                 Incorporated

Alaska Basic Industries, Inc.                                       Alaska
Anchorage Sand and Gravel Company, Inc.                             Alaska
Baldwin Contracting Company, Inc.                               California
Centennial Energy Holdings, Inc.                                  Delaware
Concrete, Inc.                                                  California
Customer One, Inc.                                                Delaware
Fidelity Oil Co.                                                  Delaware
Fidelity Oil Holdings, Inc.                                       Delaware
KRC Aggregate, Inc.                                               Delaware
KRC Holdings, Inc.                                                Delaware
Knife River Corporation                                          Minnesota
Knife River Hawaii, Inc.                                          Delaware
Knife River Marine, Inc.                                          Delaware
LTM, Incorporated                                                   Oregon
Medford Ready Mix, Inc.                                           Delaware
Prairie Propane, Inc.                                             Delaware
Prairielands Energy Marketing, Inc.                               Delaware
Rogue Aggregates, Inc.                                              Oregon
WBI Canadian Pipeline, Ltd.                                         Canada
Williston Basin Interstate Pipeline Company                       Delaware